UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

  On June 27, 2007, CombinatoRx, Incorporated ("CombinatoRx") amended its secured equipment line of credit with General Electric Capital Corporation to increase the line of credit by $4.0 million, of which CombinatoRx borrowed approximately $2.9 million as of June 27, 2007. Additional amounts borrowed under the amended facility are repayable over 48 months in the case of laboratory and scientific equipment and 36 months in the case of other equipment, and amounts bear interest at the rate of 10.45% per annum.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

(a) See the description of the increase to the line of credit with General Electric Capital Corporation in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Loan Proposal, dated as of June 27, 2007, between General Electric Capital Corporation and CombinatoRx, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CombinatoRx, Incorporated
	By:	/s/ Robert Forrester
Robert Forrester
Executive Vice President and
Chief Financial Officer
Date: June 28, 2007

Index to Exhibits
Exhibit No.	Description
10.1	Loan Proposal, dated as of June 27, 2007, between General Electric Capital Corporation and CombinatoRx, Incorporated.